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                                                                  Execution Copy



                 1997-A SUBI CERTIFICATE PURCHASE AND SALE AGREEMENT


    THIS 1997-A SUBI CERTIFICATE PURCHASE AND SALE AGREEMENT (the "Agreement") is dated as of September 1, 1997, by and between TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("TMCC"), and TOYOTA LEASING, INC., a California corporation ("TLI").

    A. TMCC, TMTT Inc., a Delaware corporation (the "Titling Trustee"), and, for certain limited purposes set forth therein, U.S. Bank National Association, a national banking association) ("U.S. Bank"), have entered into an Amended and Restated Trust and Servicing Agreement dated as of October 1, 1996 (the "Titling Trust Agreement") pursuant to which Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), was formed for the purpose of taking assignments and conveyances of, holding in trust and dealing in various Titling Trust Assets (as defined in the Titling Trust Agreement) in accordance with the Titling Trust Agreement.

    B. Concurrently herewith, and as contemplated by the terms of the Titling Trust Agreement, TMCC, the Titling Trustee and U.S. Bank have entered into a 1997-A SUBI Supplement to Amended and Restated Trust and Servicing Agreement dated as of September 24, 1997 (the 1997-A SUBI Supplement") pursuant to which the Titling Trust at the direction of TMCC, will create and issue to TLI a special unit of beneficial interest in the Titling Trust, or "SUBI" (as defined in the Titling Trust Agreement) (such SUBI, the "1997-A SUBI"). The beneficiaries of the 1997-A SUBI generally will be entitled to the net cash flow arising from, but only from, the related SUBI Portfolio (as defined in the Titling Trust Agreement) (the "1997-A SUBI Portfolio"). The 1997-A SUBI will be evidenced by one 1997-A SUBI Certificate (as defined in the Titling Trust Agreement) representing 100% of the beneficial interest in the 1997-A SUBI (the "1997-A SUBI Certificate"), all as set forth in the Titling Trust Agreement and the 1997-A SUBI Supplement.

    C. TMCC and TLI desire to enter into this Agreement to provide for the sale by TMCC to TLI, without recourse, of all of TMCC's right, title and interest in and to the 1997-A SUBI and the 1997-A SUBI Certificate.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


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                                     ARTICLE ONE

                                     DEFINITIONS


    SECTION 1.01.  DEFINITIONS.

    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Annex of Definitions or the Annex of Supplemental Definitions, as applicable, attached to the 1997-A SUBI Supplement (b) the capitalized terms expressly defined in this Agreement have the meanings assigned to them in this Agreement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular article or section within this Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

    SECTION 1.02.  ARTICLE AND SECTION REFERENCES.

    Except as otherwise specified herein, all article and section references shall be to Articles and Sections in this Agreement.


                                     ARTICLE TWO

                           PURCHASE AND SALE OF 1997-A SUBI


    SECTION 2.01.  SALE OF 1997-A SUBI.

    In consideration of TLI's delivery to, or upon the order of, TMCC of (i) cash in the amount of $1,169,780,477.65 representing the cash proceeds from the sale of the Investor Certificates net of certain expenses and (ii) $90,375,975.89 evidenced by a non-recourse promissory subordinated note, TMCC does hereby absolutely sell, assign and otherwise convey to TLI, without recourse, and TLI does hereby purchase and acquire, as of the date set forth above:

              (i) all right, title and interest in and to the 1997-A SUBI and the 1997-A SUBI Certificate and all monies due thereon and paid thereon or in respect thereof;

              (ii) the right to realize upon any property that underlies or may be deemed to secure the 1997-A SUBI; and


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              (iii)   all proceeds of the foregoing.

    TMCC also does hereby grant to TLI a security interest in all of the foregoing and TLI shall have all the rights, powers and privileges thereto and therein of a secured party under the UCC.

    SECTION 2.02.  ACCEPTANCE BY TLI.

    TLI agrees to comply with all covenants and restrictions applicable to an owner of the 1997-A SUBI and 1997-A SUBI Certificate, whether set forth therein, in the Titling Trust Agreement, the 1997-A SUBI Supplement or otherwise, and assumes all obligations and liabilities, if any associated therewith.



                                    ARTICLE THREE

                                    MISCELLANEOUS


    SECTION 3.01.  AMENDMENT.

    This Agreement may be amended from time to time in a writing signed by the parties hereto, with the prior written consent of the 1997-A Securitization Trustee, which shall be given only in the circumstances contemplated by Section
9.01 of the 1997-A Securitization Trust Agreement.

    SECTION 3.02.  GOVERNING LAW.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

    SECTION 3.03.  SEVERABILITY.

    If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.


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    SECTION 3.04.  BINDING EFFECT.

    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

    SECTION 3.05.  ARTICLE AND SECTION HEADINGS.

    The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

    SECTION 3.06.  EXECUTION IN COUNTERPARTS.

    This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

    SECTION 3.07.  FURTHER ASSURANCES.

    Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

    SECTION 3.08.  THIRD-PARTY BENEFICIARIES.

    This Agreement will inure to the benefit of and be binding upon each subsequent holder of any legal or beneficial interest in the 1997-A SUBI Certificate (including without limitation the 1997-A Securitization Trust and the 1997-A SUBI Certificateholders), who shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

    SECTION 3.09.  NO PETITION.

    TLI, as transferee of the 1997-A SUBI Certificate covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitized Financing has been paid in full, it will not institute against, or join any other Person in instituting against, TMCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement.

                              [SIGNATURES ON NEXT PAGE]


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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                  TOYOTA MOTOR CREDIT CORPORATION


                                  By:
                                       -----------------------------
                                       Name:
                                       Title:


                                  TOYOTA LEASING, INC.


                                  By:
                                       -----------------------------
                                       Name:
                                       Title:


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